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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             TECHTEAM GLOBAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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SEC 1913 (02-02)


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                              TECHTEAM GLOBAL, INC.
                              27335 W. 11 MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 357-2866


                          SUPPLEMENT TO PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2003

         This is a supplement, dated April 9, 2003, to the Proxy Statement, dated March 31, 2003, for the Annual Meeting of Stockholders of TechTeam Global, Inc. ("TechTeam") to be held on Wednesday, May 14, 2003, at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof.

         On April 7, 2003, in connection with the Transaction hereinafter described, TechTeam filed a Certificate of Designations (the "Certificate of Designations") with the Secretary of State of Delaware establishing a series of preferred stock, $.01 par value, designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock"). The Certificate of Designations authorizes the issuance of 689,656 shares of Series A Preferred Stock. A more complete description of the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of the Series A Preferred Stock is set forth in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") by TechTeam on April 9, 2003 ("Transaction 8-K"), and the Certificate of Designations is included as Exhibit 3.5 thereto. Pursuant to the Certificate of Designations, the holders of Series A Preferred Stock, voting as a class, have the right, subject to certain limitations set forth in the Certificate of Designations, to elect one person to TechTeam's Board of Directors. On April 7, 2003, the Board of Directors of TechTeam increased the size of TechTeam's Board of Directors from nine (9) to ten (10) members to accommodate the addition of a new director.

         On April 8, 2003, TechTeam entered into a Securities Purchase Agreement with ChrysCapital II, LLC ("CCII"), a Mauritius limited liability company, pursuant to which TechTeam sold 689,656 shares of Series A Preferred Stock to CCII for approximately $5.0 million (the "Transaction"). The Transaction and the Securities Purchase Agreement are described more fully in the Transaction 8-K. On the same date, pursuant to its right under the Certificate of Designations as the sole holder of shares of Series A Preferred Stock, CCII elected Brahmal Vasudevan as a director of TechTeam, to serve until his successor is duly qualified and elected by the holders of Series A Preferred Stock or until his earlier removal or resignation in accordance with the terms of the Certificate of Designations. Under the terms of the Transaction, Mr. Vasudevan will not receive compensation in his capacity as a director of the Company.

         Brahmal Vasudevan, 35, currently serves as General Partner of ChrysCapital II, LLC and Managing Director of ChrysCapital Investment Advisors [S] Pte Ltd, which manages and advises various ChrysCapital funds including ChrysCapital II, LLC. Mr. Vasudevan has held both positions since 2000. Between 1997 and 2000, Mr. Vasudevan was Director of Marketing at ASTRO, a leading multi-channel DBS pay-TV operator in Southeast Asia. Mr. Vasudevan holds an MBA from the Harvard Business School and graduated with first-class honors in Aeronautical Engineering from Imperial College, University of London.

                                                           TECHTEAM GLOBAL, INC.
                                                            Southfield, Michigan
                                                                   April 9, 2003